UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2022 (November 23, 2022)

Creek Road Miners, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-33383	98-0357690
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

35 E Horizon Ridge Pkwy

Ste 110 - 502

Henderson, NV 89002-7906

(Address of Principal Executive Offices) (Zip Code)

(435) 900-1949

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- l 2 under the Exchange Act (17 CFR 240. l 4a- l 2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

On November 23, 2022, the holders of (i) 218,089 of the 242,534 then outstanding shares of the Series A Preferred Stock, par value $0.0001 (the “Series A Preferred Stock”), of Creek Road Miners, Inc., a Delaware corporation (the “Company”), and (ii) approximately 88.2% of the voting power of the then outstanding capital stock of the Company, representing 438,729,769 out of 497,344,418 votes (based on the voting power of the capital stock entitled to vote), approved by written consent a Certificate of Designation and Restatement of Rights, Preferences and Restrictions of Series A Preferred Stock (the “Amended and Restated Designation”). Pursuant to the unanimous written consent of the Company’s Board of Directors (the “Board”) and such written consents, the Company filed the Amended and Restated Designation with the Delaware Secretary of State on November 23, 2022.

All capitalized terms not defined within this Current Report on Form 8-K have the meaning set forth in the Amended and Restated Designation, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. The following summary of the material terms of the Amended and Restated Designation is not complete and is qualified in its entirety by reference to the full text thereof, a copy of which is filed herewith as Exhibit 3.1, and incorporated by reference in this Item 3.03.

Dividends

Under the Amended and Restated Designation, the Company’s common stock, par value $0.0001 per share (“Common Stock”), is no longer required to be listed on a national securities exchange for dividends on the Series A Preferred Stock to be payable in shares of Common Stock (in lieu of cash). The number of shares of Common Stock issuable as a dividend is now fixed at the (x) applicable dividend payment divided by (y) the Conversion Price (currently $0.175) and without reference to the 20-day volume weighted average price of the Common Stock. Overdue dividends accrue late fees at an interest rate equal to the lesser of 10% per annum (as opposed to 18% per annum) or the maximum rate permitted by applicable law.

Deemed Liquidation Events

In connection with certain Deemed Liquidation Events under the Amended and Restated Designation, the Company must provide notice to the holders of the Series A Preferred Stock one day (instead of 10 days) prior to the stockholders’ meeting called to approve such a transaction or the closing of such transaction, whichever is earlier. The Company is no longer required to cancel or postpone the closing of such a transaction to the extent the Company fails to comply with the requirements of the Amended and Restated Designation relating to such Deemed Liquidation Event.

Right to Convert

The Amended and Restated Designation permits any holder of Series A Preferred Stock to convert their shares into fully paid and non-assessable shares of Common Stock, as is determined by dividing the Aggregate Stated Value of the shares of Series A Preferred Stock by the Conversion Price. The initial Conversion Price per share of Series A Preferred Stock shall be $0.175 (rather than $0.25). The Company shall deliver the shares of Common Stock issuable upon conversion of the Series A Preferred Stock not later than the earlier of 10 trading days following the Conversion Date (instead of three trading days).

Company Redemption Right

The Amended and Restated Designation permits the Company to redeem some or all of the then outstanding Series A Preferred Stock for cash or, at the election of the Company’s Board in its sole discretion, shares of Common Stock, on the next business day following the delivery of notice to the holders of Series A Preferred Stock in an amount equal to the sum of (i) the product of (x) 100% of the Stated Value Per Share and (y) the number of shares of Series A Preferred Stock to be redeemed and (ii) any unpaid dividends.

Covenants

In the event that an issuance of shares of Common Stock results in an insufficient number of unissued, authorized shares of Common Stock to convert the Series A Preferred Stock in full, the Company now has a 90-day cure period to use its best efforts to authorize a sufficient number of shares of Common Stock to cover such shortfall.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 3.03. Material Modification to Rights of Security Holders of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The information contained in Item 3.03. Material Modification to Rights of Security Holders of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Certificate of Designation and Restatement of Rights, Preferences and Restrictions of Series A Preferred Stock of Creek Road Miners, Inc., filed with the Secretary of State of the State of Delaware on November 23, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Creek Road Miners, Inc.
a Delaware corporation

Dated: November 30, 2022	By:	/s/ John D. Maatta
John D. Maatta, CEO